Exhibit 99.1

FOR IMMEDIATE RELEASE April 18, 2018

QCR Holdings, Inc.

Announces Record Net Income of $10.6 Million for the First Quarter of 2018

Q1 2018 Highlights

•	Net income of $10.6 million, or $0.74 per diluted share

•	Annualized loan and lease growth of 12.2%

•	Definitive agreement to enter the Springfield, Missouri market by merging with Springfield Bancshares, Inc.

Moline, IL, April 18, 2018 — QCR Holdings, Inc. (NASDAQ: QCRH), today announced net income of $10.6 million and diluted earnings per share (“EPS”) of $0.74 for the first quarter of 2018, compared to net income of $9.9 million and diluted EPS of $0.70 for the fourth quarter of 2017. The fourth quarter results included a number of non-core items. Excluding these non-core items, the Company reported core net income (non-GAAP) of $9.9 million and core diluted EPS of $0.70 for the fourth quarter of 2017. Core net income for the first quarter of 2018 was $10.6 million and core diluted EPS was $0.75. For the first quarter of 2017, the Company reported net income of $9.2 million and diluted EPS of $0.68.

“We are very pleased with our strong start to 2018,” commented Douglas M. Hultquist, President and Chief Executive Officer, “We delivered solid organic loan growth, meaningful fee income, excellent credit quality and improved profitability through the execution of our ongoing key initiatives. We are also pleased to announce that we have reached a definitive agreement to enter the Springfield, Missouri market by merging with Springfield Bancshares, Inc., the holding company of Springfield First Community Bank, based in Springfield, Missouri. This will add a fifth charter to our Company and provide us entry into the attractive Springfield market, where we plan to continue to build upon their strong reputation and market position.”

Annualized Loan and Lease Growth of 12.2%

During the first quarter of 2018, the Company’s total assets increased $43.6 million, to a total of $4.0 billion, while total loans and leases grew $90.4 million, or 3.1% on a linked quarter basis. Loan and lease growth was primarily funded by a combination of the excess liquidity the Company had at year-end, a modest increase in deposits, and an increase in short-term borrowings.

“Annualized organic loan and lease growth was a healthy 12.2% during the first quarter, and at the high end of our long-term targeted growth rate of 10% – 12%,” commented Mr. Hultquist. “Our loan growth was driven by healthy demand for both commercial and industrial and commercial real estate loans and was broad based across all of our charters. We continue to grow loans organically through market share increases, attracting new clients that appreciate our relationship-based community banking model.”

Annualized Net Interest Income Growth of 7.5%

Net interest income for the first quarter of 2018 totaled $32.4 million compared with $31.8 million for the fourth quarter of 2017, and $27.7 million for the first quarter of 2017. The increase in net interest income was due primarily to an increase in average loan balances and the impact of higher loan yields, driven principally by the Federal Reserve’s December rate hike, partially offset by higher funding costs. Acquisition-related net accretion totaled $0.7 million for the first quarter of 2018, consistent with the fourth quarter of 2017 and compared to $1.9 million for the first quarter of 2017. Excluding acquisition-related net accretion, net interest income of $31.7 million for the first quarter of 2018 increased 2.1%, compared to $31.0 million for the fourth quarter of 2017.

Net interest margin, excluding acquisition accounting net accretion, was down five basis points from the fourth quarter of 2017. However, the lower tax rate in the first quarter of 2018 due to the recently passed Tax Cuts and Jobs Act decreased the tax equivalent yield (“TEY”) on the Company’s nontaxable securities and loans, which negatively impacted net interest margin comparisons on a linked quarter basis. Excluding the TEY adjustments and acquisition accounting net accretion from each quarter, net interest margin actually increased eight basis points.

Annualized Wealth Management Revenue Growth of 10.8%

Swap Fee Income and Gains on the Sale of Government Guaranteed Loans of $1.3 million

Noninterest income for the first quarter of 2018 totaled $8.5 million, as compared to $9.7 million for the fourth quarter of 2017. The decrease was primarily due to $1.5 million lower swap fee income, as the fourth quarter generated an outsized $2.5 million of swap fee income relative to a more normalized quarter. Wealth management revenue was $3.2 million for the quarter, an increase of 2.7% from the fourth quarter of 2017.

Noninterest income increased 17.3% from $7.3 million in the first quarter of 2017. The increase was primarily attributable to higher wealth management revenue, deposit service fees, and swap fee income.

“Swap fee income and gains on the sale of government guaranteed loans totaled $1.3 million for the first quarter, moderately higher than our annualized expectation of $4.0 million. Given the nature of this fee income source, large fluctuations can occur from quarter-to-quarter, as we experienced in 2017,” stated Todd A. Gipple, Executive Vice President, Chief Operating Officer and Chief Financial Officer. “We are pleased with the annualized growth of our wealth management revenue. These services are highly valued by our clients and we continue to expect them to be a growing part of our noninterest income revenue stream going forward.”

Noninterest Expenses Well Controlled and Total $25.9 million for the First Quarter

Noninterest expenses for the first quarter of 2018 totaled $25.9 million, compared with $31.4 million and $21.3 million for the fourth and first quarters of 2017, respectively. The linked quarter decrease in noninterest expenses was primarily attributable to a $4.4 million reduction in acquisition costs and post-acquisition compensation, transition and integration costs which were incurred in the fourth quarter of 2017 and were related to the acquisition of Guaranty Bank & Trust Company (“Guaranty Bank”). In addition, the Company realized the full amount of anticipated cost savings from the Guaranty Bank acquisition during the first quarter of 2018.

The Company’s operating efficiency ratio was 63.2% in the first quarter of 2018, compared with 75.5% in the fourth quarter of 2017 and 60.9% in the first quarter of 2017.

Asset Quality Remains Solid

Nonperforming assets (“NPAs”) totaled $31.0 million, a decrease of $1.3 million in the first quarter of 2018. The ratio of NPAs to total assets was 0.77% at March 31, 2018, which was down from 0.81% at December 31, 2017 and down from 0.81% a year ago.

The Company’s provision for loan and lease losses totaled $2.5 million for the first quarter of 2018, which was up $285,000 from the prior quarter, and up $435,000 compared to the first quarter of 2017. The linked quarter growth in the provision for loan and lease losses was due to the growth in the loan and lease portfolio. As of March 31, 2018, the Company’s allowance to total loans and leases was 1.20%, which was up from 1.16% at December 31, 2017 and down from 1.32% at March 31, 2017.

In accordance with generally accepted accounting principles for acquisition accounting, the loans acquired through the acquisition of Community State Bank and Guaranty Bank were recorded at market value; therefore, there was no allowance associated with the acquired loans. Management continues to evaluate the allowance needed on the acquired loans factoring in the net remaining discount ($7.3 million at March 31, 2018). When factoring this remaining discount into the Company’s allowance to total loans and leases calculation, the Company’s allowance as a percentage of total loans and leases increases from 1.20% to 1.43%.

Capital Levels Remain Strong

As of March 31, 2018, the Company’s total risk-based capital ratio was 11.37%, the common equity tier 1 ratio was 9.23%, and the tangible common equity to tangible assets ratio was 8.10%. By comparison, these respective ratios were 11.15%, 9.10% and 8.01% as of December 31, 2017.

Continued Focus on Seven Key Initiatives

The Company continues to focus on the following long-term initiatives in an effort to improve profitability and drive increased shareholder value:

•	Strong organic loan and lease growth in order to maintain loans and leases to total assets ratio in the range of 73%—78%

•	Grow core deposits to maintain reliance on wholesale funding at less than 15% of assets

•	Generate gains on sale of USDA and SBA loans, and fee income on interest rate swaps, as a significant and consistent component of core revenue

•	Grow wealth management net income by 10% annually

•	Carefully manage noninterest expense growth

•	Maintain asset quality metrics at better than peer levels

•	Participate as an acquirer in the consolidation taking place in our industry to further boost ROAA, improve efficiency ratio, and increase EPS

Conference Call Details

The Company will host an earnings call/webcast today, April 18, 2018 at 10:30 a.m. central time. Dial-in information for the call is toll-free 888-317-6016 (international 412-317-6016). Participants should request to join the QCR Holdings, Inc. call. The event will be available for digital replay through May 2, 2018. The replay access information is toll-free 877-344-7529 (international 412-317-0088); access code 10119001. A webcast of the teleconference can be accessed at the Company’s News and Events page at http://www.qcrh.com. An archived version of the webcast will be available at the same location shortly after the live event has ended.

About Us

QCR Holdings, Inc., headquartered in Moline, Illinois, is a relationship-driven, multi-bank holding company, which serves the Quad City, Cedar Rapids, Cedar Valley, Des Moines/Ankeny, and Rockford communities through its wholly owned subsidiary banks. Quad City Bank & Trust Company, which is based in Bettendorf, Iowa, and commenced operations in 1994, Cedar Rapids Bank & Trust Company, which is based in Cedar Rapids, Iowa, and commenced operations in 2001, Community State Bank, which is based in Ankeny, Iowa and was acquired by the Company in 2016, and Rockford Bank & Trust Company, which is based in Rockford, Illinois, and commenced operations in 2005, provide full-service commercial and consumer banking and trust and wealth management services. Quad City Bank & Trust Company also provides correspondent banking services. In addition, Quad City Bank & Trust Company engages in commercial leasing through its wholly owned subsidiary, m2 Lease Funds, LLC, based in Milwaukee, Wisconsin. Additionally, the Company serves the Waterloo/Cedar Falls, Iowa community through Community Bank & Trust, a division of Cedar Rapids Bank & Trust Company. The Company enhanced its presence in Cedar Rapids, Iowa with the acquisition of Guaranty Bank & Trust Company in October 2017, which merged with Cedar Rapids Bank & Trust in December 2017.

Special Note Concerning Forward-Looking Statements. This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “predict,” “suggest,” “appear,” “plan,” “intend,” “estimate,” ”annualize,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local, national and international economies; (ii) the economic impact of any future terrorist threats and attacks, and the response of the United States to any such threats and attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) unexpected results of acquisitions, which may include failure to realize the anticipated benefits of the acquisition and the possibility that the transaction costs may be greater than anticipated; (viii) the loss of key executives or employees; (ix) changes in consumer spending; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

Contacts:

Todd A. Gipple

Executive Vice President

Chief Operating Officer

Chief Financial Officer

(309) 743-7745

tgipple@qcrh.com

Christopher J. Lindell

Executive Vice President

Corporate Communications

(319) 743-7006

clindell@qcrh.com

QCR HOLDINGS, INC.

CONSOLIDATED FINANCIAL HIGHLIGHTS

(Unaudited)

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
	(dollars in thousands)
CONDENSED BALANCE SHEET
Cash and due from banks	$61,846	$75,722	$56,275	$77,161	$56,326
Federal funds sold and interest-bearing deposits	59,557	85,962	61,789	72,354	173,219
Securities	640,906	652,382	583,936	593,485	557,646
Net loans/leases	3,018,370	2,930,130	2,641,772	2,520,209	2,403,791
Core deposit intangible	8,774	9,079	6,689	6,919	7,150
Goodwill	28,334	28,334	13,111	13,111	13,111
Other assets	208,527	201,056	186,891	173,948	169,770

Total assets	$4,026,314	$3,982,665	$3,550,463	$3,457,187	$3,381,013

Total deposits	$3,280,001	$3,266,655	$2,894,268	$2,870,234	$2,805,931
Total borrowings	334,802	309,479	296,145	230,263	231,534
Other liabilities	51,083	53,244	47,011	51,607	47,708
Total stockholders’ equity	360,428	353,287	313,039	305,083	295,840

Total liabilities and stockholders’ equity	$4,026,314	$3,982,665	$3,550,463	$3,457,187	$3,381,013

ANALYSIS OF LOAN PORTFOLIO
Loan/lease mix:
Commercial and industrial loans	$1,201,086	$1,134,516	$1,034,530	$942,539	$851,578
Commercial real estate loans	1,357,703	1,303,492	1,157,855	1,131,906	1,106,842
Direct financing leases	137,615	141,448	147,063	153,337	159,368
Residential real estate loans	254,484	258,646	239,958	233,871	231,326
Installment and other consumer loans	95,912	118,611	89,606	84,047	78,771
Deferred loan/lease origination costs, net of fees	8,103	7,773	7,742	7,866	7,965

Total loans/leases	$3,054,903	$2,964,486	$2,676,754	$2,553,566	$2,435,850
Less allowance for estimated losses on loans/leases	36,533	34,356	34,982	33,357	32,059

Net loans/leases	$3,018,370	$2,930,130	$2,641,772	$2,520,209	$2,403,791

ANALYSIS OF SECURITIES PORTFOLIO
Securities mix:
U.S. government sponsored agency securities	$36,868	$38,097	$39,340	$41,944	$47,556
Municipal securities	438,736	445,049	379,694	381,254	356,776
Residential mortgage-backed and related securities	157,333	163,301	158,969	164,415	147,504
Other securities	7,969	5,935	5,933	5,872	5,810

Total securities	$640,906	$652,382	$583,936	$593,485	$557,646

ANALYSIS OF DEPOSITS
Deposit mix:
Noninterest-bearing demand deposits	$784,815	$789,548	$715,537	$760,625	$777,150
Interest-bearing demand deposits	1,789,019	1,855,893	1,614,894	1,526,103	1,486,047
Time deposits	496,644	516,058	430,270	478,580	458,170
Brokered deposits	209,523	105,156	133,567	104,926	84,564

Total deposits	$3,280,001	$3,266,655	$2,894,268	$2,870,234	$2,805,931

ANALYSIS OF BORROWINGS
Borrowings mix:
Term FHLB advances	$56,600	$56,600	$58,600	$57,000	$59,000
Overnight FHLB advances (1)	159,745	135,400	110,455	49,500	47,550
Wholesale structured repurchase agreements	35,000	35,000	45,000	45,000	45,000
Customer repurchase agreements	3,820	7,003	3,671	4,897	7,170
Federal funds purchased	13,040	6,990	12,340	13,320	12,300
Junior subordinated debentures	37,534	37,486	33,579	33,546	33,514
Other borrowings	29,063	31,000	32,500	27,000	27,000

Total borrowings	$334,802	$309,479	$296,145	$230,263	$231,534

(1)	At the most recent quarter-end, the weighted-average rate of these overnight borrowings was 1.90%.

QCR HOLDINGS, INC.

CONSOLIDATED FINANCIAL HIGHLIGHTS

(Unaudited)

	For the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
	(dollars in thousands, except per share data)
INCOME STATEMENT
Interest income	$39,546	$37,878	$33,841	$32,453	$31,345
Interest expense	7,143	6,085	5,285	4,406	3,676

Net interest income	32,403	31,793	28,556	28,047	27,669
Provision for loan/lease losses	2,540	2,255	2,087	2,023	2,105

Net interest income after provision for loan/lease losses	$29,863	$29,538	$26,469	$26,024	$25,564

Trust department fees	$2,237	$2,034	$1,722	$1,692	$1,740
Investment advisory and management fees	952	1,071	969	868	962
Deposit service fees	1,531	1,622	1,522	1,459	1,316
Gain on sales of residential real estate loans	101	101	98	113	96
Gain on sales of government guaranteed portions of loans	358	34	92	87	951
Swap fee income	959	2,460	194	327	114
Securities gains (losses), net	—	(63)	(63)	38	—
Earnings on bank-owned life insurance	418	445	428	459	470
Debit card fees	766	741	755	743	703
Correspondent banking fees	265	231	239	200	245
Other	954	1,038	746	796	687

Total noninterest income	$8,541	$9,714	$6,702	$6,782	$7,284

Salaries and employee benefits	$15,978	$16,060	$13,424	$12,931	$13,307
Occupancy and equipment expense	3,066	3,221	2,516	2,699	2,502
Professional and data processing fees	2,708	3,382	2,951	2,341	2,083
Acquisition costs	93	661	408	—	—
Post-acquisition transition and integration costs	—	3,787	523	—	—
FDIC insurance, other insurance and regulatory fees	756	795	690	646	621
Loan/lease expense	291	352	257	260	294
Net cost of operation of other real estate	132	120	(160)	28	14
Advertising and marketing	693	778	670	568	609
Bank service charges	441	439	460	447	424
Correspondent banking expense	205	203	204	202	198
CDI amortization	305	308	231	231	231
Other	1,195	1,245	1,221	1,052	990

Total noninterest expense	$25,863	$31,351	$23,395	$21,405	$21,273

Net income before taxes	$12,541	$7,901	$9,776	$11,401	$11,575
Income tax expense (benefit)	1,991	(2,001)	1,922	2,635	2,390

Net income	$10,550	$9,902	$7,854	$8,766	$9,185

Basic EPS	$0.76	$0.72	$0.60	$0.67	$0.70
Diluted EPS	$0.74	$0.70	$0.58	$0.65	$0.68
Weighted average common shares outstanding	13,888,661	13,845,497	13,151,350	13,170,283	13,133,382
Weighted average common and common equivalent shares outstanding	14,205,584	14,193,191	13,507,955	13,532,324	13,488,417

QCR HOLDINGS, INC.

CONSOLIDATED FINANCIAL HIGHLIGHTS

(Unaudited)

For the Quarter Ended
March 31,	December 31,	September 30,	June 30,	March 31,
2018	2017	2017	2017	2017
(dollars in thousands, except per share data)
COMMON SHARE DATA
Common shares outstanding	13,936,957	13,918,168	13,201,959	13,175,234	13,161,219
Book value per common share (1)	$25.86	$25.38	$23.71	$23.16	$22.48
Tangible book value per common share (2)	$23.20	$22.70	$22.21	$21.64	$20.94
Closing stock price	$44.85	$42.85	$45.50	$47.40	$42.35
Market capitalization	$625,073	$596,393	$600,689	$624,506	$557,378
Market price / book value	173.43%	168.81%	191.89%	204.70%	188.41%
Market price / tangible book value	193.33%	188.81%	204.85%	219.08%	202.26%
Earnings per common share (basic) LTM (3)	$2.74	$2.69	$2.62	$2.49	$2.36
Price earnings ratio LTM (3)	16.37	x	15.93	x	17.37	x	19.11	x	17.94	x
TCE / TA (4)	8.10%	8.01%	8.31%	8.29%	8.20%
CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
Beginning balance	$353,287	$313,039	$305,083	$295,840	$286,041
Net income	10,550	9,902	7,854	8,766	9,185
Other comprehensive income (loss), net of tax	(3,201)	(295)	275	702	411
Common stock cash dividends declared	(834)	(693)	(658)	(657)	(657)
Proceeds from issuance of 678,670 shares of common stock, net of costs, as a result of the acquisition of Guaranty Bank & Trust	—	30,741	—	—	—
Other (5)	626	593	485	432	860

Ending balance	$360,428	$353,287	$313,039	$305,083	$295,840

REGULATORY CAPITAL RATIOS (6):
Total risk-based capital ratio	11.37%	11.15%	11.49%	11.65%	11.90%
Tier 1 risk-based capital ratio	10.31%	10.14%	10.35%	10.51%	10.75%
Tier 1 leverage capital ratio	9.05%	8.98%	9.23%	9.34%	9.37%
Common equity tier 1 ratio	9.23%	9.10%	9.33%	9.46%	9.64%
KEY PERFORMANCE RATIOS AND OTHER METRICS
Return on average assets (annualized)	1.06%	1.01%	0.90%	1.04%	1.12%
Return on average total equity (annualized)	11.84%	11.67%	10.15%	11.65%	12.63%
Net interest margin	3.50%	3.41%	3.43%	3.54%	3.65%
Net interest margin (TEY) (Non-GAAP)(7)	3.64%	3.69%	3.71%	3.81%	3.90%
Efficiency ratio (Non-GAAP) (8) (12)	63.17%	75.53%	66.35%	61.46%	60.86%
Gross loans and leases / total assets	75.87%	74.43%	75.39%	73.86%	72.04%
Effective tax rate (11)	15.88%	-25.33%	19.66%	23.11%	20.65%
Tax benefit related to stock options exercised and restricted stock awards vested (9)	133	406	191	90	533
Full-time equivalent employees (10)	639	641	580	585	561

AVERAGE BALANCES
Assets	$3,994,691	$3,923,337	$3,503,148	$3,378,195	$3,274,713
Loans/leases	3,019,376	2,930,711	2,629,626	2,488,828	2,398,387
Deposits	3,239,562	3,256,481	2,882,106	2,835,711	2,692,009
Total stockholders’ equity	356,525	339,468	309,596	300,868	290,906

(1)	Includes accumulated other comprehensive income (loss).
(2)	Includes accumulated other comprehensive income (loss) and excludes intangible assets.
(3)	LTM: Last twelve months.
(4)	TCE / TCA: tangible common equity / total tangible assets. See GAAP to non-GAAP reconciliations.
(5)	Includes mostly common stock issued for options exercised and the employee stock purchase plan, as well as stock-based compensation.
(6)	Ratios for the current quarter are subject to change upon final calculation for regulatory filings due after earnings release.
(7)	TEY: Tax equivalent yield. See GAAP to Non-GAAP reconciliations.
(8)	See GAAP to Non-GAAP reconciliations.
(9)	ASC 2016-09 became effective on January 1, 2017 and affects the accounting for stock compensation. This amount reflects the tax benefit recognized as a result of this new standard.
(10)	Full-time equivalent employees increased in the 4th quarter of 2017 due to the acquisition of Guaranty, as well as the filling of open positions throughout the Company.
(11)	The effective tax rate for the fourth quarter of 2017 and the full year were impacted by a $2.9 million tax benefit recorded as a result of the Tax Cuts and Jobs Act.
(12)	The efficiency ratio was unusually high in the fourth quarter of 2017 due to one-time acquisition costs and post-acquisition transition and integration costs totaling $4.4 million.

QCR HOLDINGS, INC.

CONSOLIDATED FINANCIAL HIGHLIGHTS

(Unaudited)

ANALYSIS OF NET INTEREST INCOME AND MARGIN

	For the Quarter Ended
	March 31, 2018			December 31, 2017			March 31, 2017
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost
			(dollars in thousands)
Fed funds sold	$19,703	$56	1.15%	$20,509	$45	0.87%	$11,092	$15	0.55%
Interest-bearing deposits at financial institutions	49,531	197	1.61%	94,404	314	1.32%	92,551	199	0.87%
Securities (1)	649,035	5,839	3.65%	635,389	6,111	3.82%	560,455	5,158	3.73%
Restricted investment securities	21,830	234	4.35%	18,180	196	4.28%	13,871	130	3.80%
Loans (1)	3,019,376	34,573	4.64%	2,930,711	33,797	4.58%	2,398,387	27,793	4.70%

Total earning assets (1)	$3,759,475	$40,899	4.41%	$3,699,193	$40,463	4.34%	$3,076,356	$33,295	4.39%
Interest-bearing deposits	$1,828,228	$3,019	0.67%	$1,903,983	$2,787	0.58%	$1,407,645	$1,140	0.33%
Time deposits	616,661	1,862	1.22%	546,376	1,445	1.05%	511,119	1,093	0.87%
Short-term borrowings	17,271	33	0.77%	31,120	38	0.48%	25,188	24	0.39%
Federal Home Loan Bank advances (4)	236,689	1,064	1.82%	143,171	616	1.71%	114,356	403	1.43%
Other borrowings	64,680	718	4.50%	74,199	775	4.14%	74,761	683	3.71%
Junior subordinated debentures	37,510	447	4.83%	35,531	424	4.73%	33,497	333	4.03%

Total interest-bearing liabilities	$2,801,039	$7,143	1.03%	$2,734,380	$6,085	0.88%	$2,166,566	$3,676	0.69%
Net interest income / spread (1)		$33,756	3.38%		$34,378	3.46%		$29,619	3.70%
Net interest margin (2)			3.50%			3.41%			3.65%
Net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.64%			3.69%			3.90%

(1)	Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 35% tax rate for each period prior to March 31, 2018 and 21% for periods including and after March 31, 2018.
(2)	See “Select Financial Data—Subsidiaries” for a breakdown of amortization/accretion included in net interest margin for each period presented.
(3)	TEY : Tax equivalent yield. See GAAP to Non-GAAP reconciliations.

QCR HOLDINGS, INC.

CONSOLIDATED FINANCIAL HIGHLIGHTS

(Unaudited)

	As of
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
	(dollars in thousands, except per share data)
ROLLFORWARD OF ALLOWANCE FOR LOAN/LEASE LOSSES
Beginning balance	$34,356	$34,982	$33,357	$32,059	$30,757
Provision charged to expense	2,540	2,255	2,087	2,023	2,105
Loans/leases charged off	(436)	(2,979)	(650)	(851)	(893)
Recoveries on loans/leases previously charged off	73	98	188	126	90

Ending balance	$36,533	$34,356	$34,982	$33,357	$32,059

NONPERFORMING ASSETS
Nonaccrual loans/leases	$12,759	$11,441	$20,443	$13,217	$14,205
Accruing loans/leases past due 90 days or more	41	89	423	424	955
Troubled debt restructures—accruing	5,276	7,113	7,563	6,915	6,229

Total nonperforming loans/leases	18,076	18,643	28,429	20,556	21,389
Other real estate owned	12,750	13,558	5,135	5,174	5,625
Other repossessed assets	200	80	120	123	285

Total nonperforming assets	$31,026	$32,281	$33,684	$25,853	$27,299

ASSET QUALITY RATIOS
Nonperforming assets / total assets	0.77%	0.81%	0.95%	0.75%	0.81%
Allowance / total loans/leases (1)	1.20%	1.16%	1.31%	1.31%	1.32%
Allowance / nonperforming loans/leases (1)	202.11%	184.28%	123.05%	162.27%	149.89%
Net charge-offs as a % of average loans/leases	0.01%	0.10%	0.02%	0.03%	0.03%

(1)	Upon acquisition and per GAAP, acquired loans are recorded at market value which eliminated the allowance and impacts these ratios.

QCR HOLDINGS, INC.

CONSOLIDATED FINANCIAL HIGHLIGHTS

(Unaudited)

	For the Quarter Ended
SELECT FINANCIAL DATA - SUBSIDIARIES	March 31, 2018	December 31, 2017	March 31, 2017
	(dollars in thousands)
TOTAL ASSETS
Quad City Bank and Trust (1)	$1,526,830	$1,541,778	$1,442,952
m2 Lease Funds, LLC	224,301	218,035	210,062
Cedar Rapids Bank and Trust	1,331,209	1,307,377	929,111
Community State Bank - Ankeny	696,979	670,516	608,431
Rockford Bank and Trust	468,112	461,651	398,455
TOTAL DEPOSITS
Quad City Bank and Trust (1)	$1,302,005	$1,272,111	$1,261,075
Cedar Rapids Bank and Trust	1,058,251	1,060,139	733,227
Community State Bank - Ankeny	563,540	570,620	527,171
Rockford Bank and Trust	379,552	382,002	312,817
TOTAL LOANS & LEASES
Quad City Bank and Trust (1)	$1,150,120	$1,136,753	$1,015,241
m2 Lease Funds, LLC	223,654	215,236	208,459
Cedar Rapids Bank and Trust	1,011,971	973,971	673,431
Community State Bank - Ankeny	513,951	489,075	427,365
Rockford Bank and Trust	378,860	364,686	319,813
TOTAL LOANS & LEASES / TOTAL ASSETS
Quad City Bank and Trust (1)	75%	74%	70%
Cedar Rapids Bank and Trust	76%	74%	72%
Community State Bank - Ankeny	74%	73%	70%
Rockford Bank and Trust	81%	79%	80%
ALLOWANCE AS A PERCENTAGE OF LOANS/LEASES
Quad City Bank and Trust (1)	1.16%	1.11%	1.34%
m2 Lease Funds, LLC	1.67%	1.54%	1.72%
Cedar Rapids Bank and Trust (2)	1.24%	1.22%	1.66%
Community State Bank - Ankeny (2)	0.95%	0.89%	0.53%
Rockford Bank and Trust	1.51%	1.51%	1.58%
RETURN ON AVERAGE ASSETS (8)
Quad City Bank and Trust (1)	1.37%	2.82%	1.22%
Cedar Rapids Bank and Trust	1.45%	0.71%	1.33%
Community State Bank - Ankeny (3)	1.10%	0.96%	1.30%
Rockford Bank and Trust	0.61%	0.26%	0.86%

NET INTEREST MARGIN PERCENTAGE (4)
Quad City Bank and Trust (1)	3.51%	3.49%	3.71%
Cedar Rapids Bank and Trust (6)	3.70%	3.80%	3.75%
Community State Bank - Ankeny (5)	4.40%	4.71%	5.37%
Rockford Bank and Trust	3.29%	3.32%	3.43%
ACQUISITION-RELATED AMORTIZATION/ACCRETION INCLUDED IN NET INTEREST MARGIN, NET
Cedar Rapids Bank and Trust	$243	$221	$9
Community State Bank - Ankeny	504	575	1,945
QCR Holdings, Inc. (7)	(48)	(51)	(33)

(1)	Quad City Bank and Trust figures include m2 Lease Funds, LLC, as this entity is wholly-owned and consolidated with the Bank. m2 Lease Funds, LLC is also presented separately for certain (applicable) measurements.
(2)	Upon acquisition and per GAAP, acquired loans are recorded at market value, which eliminated the allowance and impacts this ratio.
(3)	Community State Bank’s return on average assets for the 4th quarter of 2017 includes $753 thousand (after-tax) of conversion costs.
(4)	Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 35% tax rate for each period prior to March 31, 2018 and 21% for periods including and after March 31, 2018.
(5)	Community State Bank’s net interest margin percentage includes various purchase accounting adjustments. Excluding those adjustments, net interest margin would have been 3.97% for the quarter ended March 31, 2018 and 4.33% for the quarter ended December 31, 2017.
(6)	Cedar Rapids Bank and Trust’s net interest margin percentage includes various purchase accounting adjustments. Excluding those adjustments, net interest margin would have been 3.54% for the quarter ended March 31, 2018 and 3.71% for the quarter ended December 31, 2017.
(7)	Relates to the trust preferred securities acquired as part of the Guaranty Bank acquisition in 2017 and the Community National Bank acquisition in 2013.
(8)	Return on average assets for all entities was impacted in the fourth quarter of 2017 by the adjustments to deferred tax assets, as a result of the Tax Cuts and Jobs Act.

QCR HOLDINGS, INC.

CONSOLIDATED FINANCIAL HIGHLIGHTS

(Unaudited)

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
GAAP TO NON-GAAP RECONCILIATIONS	2018	2017	2017	2017	2017
	(dollars in thousands, except per share data)
TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS RATIO (1)
Stockholders’ equity (GAAP)	$360,428	$353,287	$313,039	$305,083	$295,840
Less: Intangible assets	37,108	37,413	19,800	20,030	20,261

Tangible common equity (non-GAAP)	$323,320	$315,874	$293,239	$285,053	$275,579
Total assets (GAAP)	$4,026,314	$3,982,665	$3,550,463	$3,457,187	$3,381,013
Less: Intangible assets	37,108	37,413	19,800	20,030	20,261
Tangible assets (non-GAAP)	$3,989,206	$3,945,252	$3,530,663	$3,437,157	$3,360,752
Tangible common equity to tangible assets ratio (non-GAAP)	8.10%	8.01%	8.31%	8.29%	8.20%

	For the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
CORE NET INCOME (2)	2018	2017	2017	2017	2017
Net income (GAAP)	$10,550	$9,902	$7,854	$8,766	$9,185
Less nonrecurring items (post-tax) (3):
Income:
Securities gains, net	$—	$(41)	$(41)	$25	$—

Total nonrecurring income (non-GAAP)	$—	$(41)	$(41)	$25	$—
Expense:
Losses on debt extinguishment, net	$—	$—	$—	$—	$—
Acquisition costs (4)	73	430	265	—	—
Post-acquisition compensation, transition and integration costs	—	2,462	340	—	—

Total nonrecurring expense (non-GAAP)	$73	$2,892	$605	$—	$—
Adjustment of tax expense related to the Tax Act	$—	$2,919	$—	$—	$—
Core net income attributable to QCR Holdings, Inc. common stockholders (non-GAAP) (2)	$10,623	$9,916	$8,500	$8,741	$9,185
CORE EARNINGS PER COMMON SHARE (2)
Core net income attributable to QCR Holdings, Inc. common stockholders (non-GAAP) (from above)	$10,623	$9,916	$8,500	$8,741	$9,185
Weighted average common shares outstanding	13,888,661	13,845,497	13,151,350	13,170,283	13,133,382
Weighted average common and common equivalent shares outstanding	14,205,584	14,193,191	13,507,955	13,532,324	13,488,417
Core earnings per common share (non-GAAP):
Basic	$0.76	$0.72	$0.65	$0.66	$0.70
Diluted	$0.75	$0.70	$0.63	$0.65	$0.68

CORE RETURN ON AVERAGE ASSETS (2)
Core net income attributable to QCR Holdings, Inc. common stockholders (non-GAAP) (from above)	$10,623	$9,916	$8,500	$8,741	$9,185
Average Assets	$3,994,691	$3,923,337	$3,503,148	$3,378,195	$3,274,713
Core return on average assets (annualized) (non-GAAP)	1.06%	1.01%	0.97%	1.03%	1.12%
NET INTEREST MARGIN (TEY) (6)
Net interest income (GAAP)	$32,403	$31,793	$28,556	$28,047	$27,669
Plus: Tax equivalent adjustment (5)	1,353	2,585	2,311	2,201	1,950

Net interest income—tax equivalent (Non-GAAP)	$33,756	$34,378	$30,867	$30,248	$29,619
Average earning assets	$3,759,475	$3,699,193	$3,303,014	$3,180,779	$3,076,356
Net interest margin (GAAP)	3.50%	3.41%	3.43%	3.54%	3.65%
Net interest margin (TEY) (Non-GAAP)	3.64%	3.69%	3.71%	3.81%	3.90%
EFFICIENCY RATIO (7)
Noninterest expense (GAAP)	$25,863	$31,351	$23,395	$21,405	$21,273
Net interest income (GAAP)	$32,403	$31,793	$28,556	$28,047	$27,669
Noninterest income (GAAP)	8,541	9,714	6,702	6,782	7,284

Total income	$40,944	$41,507	$35,258	$34,829	$34,953
Efficiency ratio (noninterest expense/total income) (Non-GAAP)	63.17%	75.53%	66.35%	61.46%	60.86%

(1)	This ratio is a non-GAAP financial measure. The Company’s management believes that this measurement is important to many investors in the marketplace who are interested in changes period-to-period in common equity. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to stockholders’ equity and total assets, which are the most directly comparable GAAP financial measures.
(2)	Core net income, core net income attributable to QCR Holdings, Inc. common stockholders, core earnings per common share and core return on average assets are non-GAAP financial measures. The Company’s management believes that these measurements are important to investors as they exclude non-recurring income and expense items, therefore, they provide a more realistic run-rate for future periods. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to net income, which is the most directly comparable GAAP financial measure.
(3)	Nonrecurring items (post-tax) are calculated using an estimated effective tax rate of 35% for periods prior to March 31, 2018 and 21% for periods including and after March 31, 2018.
(4)	Acquisition costs were analyzed individually for deductibility. Presented amounts are tax-effected accordingly.
(5)	Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 35% tax rate for each period prior to March 31, 2018 and 21% for periods including and after March 31, 2018.
(6)	Net interest margin (TEY) is a non-GAAP financial measure. The Company’s management utilizes this measurement to take into account the tax benefit associated with certain loans and securities. It is also standard industry practice to measure net interest margin using tax-equivalent measures. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to net interest income, which is the most directly comparable GAAP financial measure.
(7)	Efficiency ratio is a non-GAAP measure. The Company’s management utilizes this ratio to compare to industry peers. The ratio is used to calculate overhead as a percentage of revenue. In compliance with the applicable rules of the SEC, this non-GAAP measure is reconciled to noninterest expense, net interst income and noninterest income, which are the most directly comparable GAAP financial measures.